Exhibit 10.1

 Degussa Mexico S.A. de C.V.

SALES CONTRACT

Degussa Mexico, S.A. de C.V. (hereinafter, the “Seller”) domiciled at Calz. México-Xochimilco 5149-BIS, 14610, México, D.F., Republic of Mexico, shall supply and Minera Santa Rita S De RL De CV., (hereinafter called the Buyer), with an office Lamberto Hernandez #73 Pte. 2do. Piso, Col. Centro, Caborca, Sonora, Mexico. C.P. 83600 agrees to purchase the following goods on the terms stated herein and in the Terms of Sale set forth on the reverse side hereof:

Product

SODIUM CYANIDE SOLID (hereinafter called the Product) according to packaging specifications provided in Addendum A and minimum product specifications provided in Addendum B

Contract period

April 1, 2007 to March 31, 2010 (“Initial Term”) and “Evergreen” beyond

Quantity

100% of total yearly requirements estimated @ 800 - 1200 metric tons (100% basis)

Price

See attached Addendum A

Packaging

See attached Addendum A

Terms of payment

See attached Addendum A

IN WITNESS WHEREOF Buyer and Seller have caused this sales contract to be duly executed.

SELLER: Degussa Mexico S.A. de C.V..
Date: March 2, 2007
	By:	/s/ Cristian Fischl
(Print): Cristian Fischl Title: Director of Sales

BUYER: Minera Santa Rita S De RL De CV.

Date: March 2, 2007	By:	/s/ John Brownlie
(Print) John Brownlie Title: Chief Operations Officer

TERMS OF SALE

1.
PURCHASE DOCUMENTS. The terms and conditions of this supply contract (this “Contract”) shall apply to sales hereunder, whether or not expressly referred to in each purchase order, invoice or other document of purchase or delivery issued by the Seller or the Buyer. Except as otherwise provided in this Contract, no condition, understanding or agreement purporting to modify or vary the terms of this Contract shall be binding unless said modification or variation is made in writing signed by both parties. This Contract shall not be modified by the acknowledgment or acceptance of purchase orders, invoices or shipping, instruction or other forms or documents containing terms or conditions at variance with or in addition to those set forth herein.

2.
SHIPMENTS. In the event shipments hereunder are to be made over a period of time, Buyer shall allow for adequate lead time not to exceed 15 calendar days from the reception of the respective purchase orders and shall specify by purchase order or otherwise in writing to Seller the quantity, packing and delivery dates desired for deliveries of the Product during such period. Seller shall comply with Buyer's wishes as so expressed; however, Seller shall not be liable for delay or short shipment caused by reasons beyond Seller's control and shall not be required to deliver in any month more than the monthly quantity specified, or, if none is specified, more than the pro rata amount of the total quantity specified.

3.
LIABILITY. Upon delivery to Buyer as and at the location specified in Addendum A hereto , Buyer assumes all responsibility and liability for loss and damage to the Product or resulting from the handling, storage or use of the Product. Seller's liability with respect to the Product and under this contract shall be limited to the purchases price of the Product supplied hereunder in respect of which damages are claimed. OTHER THAN AS SET FORTH IN THIS PARAGRAPH 3, SELLER SHALL IN NO EVENT BE LIABLE FOR ANY DIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR OTHER DAMAGES WHATSOEVER THAT MAY BE SUFFERED BY SELLER..OTHER THAN AS SET FORTH IN THIS CONTRACT, BUYER SHALL IN NO EVENT BE LIABLE FOR ANY, DIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE. OR OTHER DAMAGES WHATSOEVER THAT MAY BE SUFFERED BY SELLER.

4.
FORCE MAJEURE. Deliveries or acceptance of the Product may be delayed or suspended by Seller or Buyer In the event of act of God, war, riot, fire, explosion, accident, flood, sabotage, inability to obtain fuel, power, raw material, labor, containers or transportation, facilities, governmental laws, regulations, order or action, breakage or failure of machinery or apparatus, national defense requirements or any other event beyond the reasonable control of such party or in the event of labor trouble, strike, lockout or injunction (whether or not such labor event is within the reasonable control of such party), any of which events prevent the manufacture, shipment, or acceptance of a shipment of the Product or of material or services upon which the manufacture of the Product Is dependent. If, because of any such event, Seller is unable to supply part or total demand for the Product or if Buyer, because of any such event, is unable to accept part or total of quantity contracted for, the affected party shall be exempted to such extent from its obligations hereunder with respect to the particular delivery involved upon giving prompt notice of such event to the other party. The other party shall be likewise exempted from Its corresponding obligations, but this contract shall otherwise remain unaffected, save for and without detriment to what is provided in Paragraphs 5 and 6 hereof. Buyer shall not be obligated to sue individuals, groups, governmental entities or similar agents giving rise to events of force majeure, and shall also not be obligated to contest or challenge governmental actions constituting events of force majuere .

5.
ALLOCATION. If, due to any of the events specified in Paragraph 4, Seller is unable to supply Buyer's total demands of Product specified in this contract, Seller may allocate its available supply among its customers and Its own requirements on a pro rata basis if practicable, but In any event in its sole discretion.

Buyer shall be entitled to contract the supply of product from other supplier if the Seller is not able to supply Product to the Buyer for periods longer than 30 days in a given year, regardless or whether or not the Seller’s inability to supply Product to the Buyer hereunder is caused by force majeure or acts of God.

6.
BUYER’S CREDIT. . Seller reserves the right, among other remedies, either to terminate this contract or to suspend further deliveries under it in the event Buyer fails to pay for any one shipment when payment is due. Should Buyer's credit standing become unsatisfactory to Seller, cash payments or satisfactory security may be required by Seller for future deliveries and for goods theretofore delivered.

Buyer reserves the right, among other remedies, to terminate this contract due to Seller’s inability to supply Product to the Buyer for periods longer than 30 days in a given year or due the Seller’s repeated failure to supply Product meeting the agreed upon specifications, in both instances without Buyer’s liability or responsibility.

7.
WARRANTY. SELLER MAKES NO WARRANTY OF MERCHANTABILITY, FITNESS FOR INTENDED PURPOSE OR OTHERWISE, WITH RESPECT TO THE PRODUCT, INCLUDING ANY WARRANTY IMPLIED BY LAW, OTHER THAN THAT THE PRODUCT SHALL BE OF THE SPECIFICATIONS STATED HEREIN. Buyer agrees to inspect the Product supplied hereunder immediately after delivery and to give notice in writing of any claim within thirty (30) days of delivery. Failure to give notice in writing as aforesaid within the specified time constitutes an unqualified acceptance of the Product and a waiver of all claims with respect thereto.

8.	PRICE REVISION.. See attached Addendum A

9.
BINDING EFFECT. This contract shall be binding on the successors and assigns of Buyer and Seller, provided, however, that Buyer shall not assign this contract In whole or in part without the prior written consent of Seller and Seller shall not assign this contract in whole or in part without the prior written consent of the Buyer.

10.	RELATIONSHIP OF PARTIES.

(a)
The parties acknowledge that there exists no representation, entrustment or power of attorney between them to assume any obligations of any nature, whether express or implied, in the name of or on behalf of the other party, or to obligate the other party in any manner, except as otherwise expressly established in this Contract. Accordingly, the parties agree not to hold themselves out as representatives of each other and to refrain from using words or phrases that would indicate a representation relationship between them, except as expressly established in this Contract.

(b)
By virtue of the fact that the parties are entities that, in accordance with Article 13 of the existing Mexican Federal Employment Law, each possess their individual and sufficient faculties to fulfill their obligations and effectuate their activities, each of the parties shall be solely responsible to comply with each and every one of their respective obligations related to their workers, employees and agents, given that as between either of the parties and the employees of the other there exists no employment or other relationship. Each of the parties shall indemnify and hold the other party harmless with respect to any labor or other complaints that are brought against one of the parties by the personnel of the other party, or which are brought by any individual that purports to be the other party’s agent or representative, or which are initiated by unions and other labor organizations or by any labor authorities, including the Social Security (IMSS), the National Institute for the Workers’ Housing Fund (INFONAVIT), as well as fiscal authorities.

11.	COMPLIANCE WITH LAWS.

(a)
The Buyer and the Seller shall comply in the United Mexican States with all applicable federal, state or municipal laws, regulations, official norms and other applicable dispositions that are related to the Product, its use, sale, marketing, transportation and other activities related to the same. By virtue of the foregoing, the Buyer and the Seller must have all necessary permits, licenses, registrations, concessions and/or other authorizations that are necessary to acquire, handle, possess, sell, market, use and/or transport the Product.

(b)
The Buyer obligates to indemnify and hold the other party harmless from any complaint, claim, preventive measure and/or fine presented against or imposed upon the other party, as well as any amount that the other party is required to pay as a result of any of the party’s violation of any law, regulation, official norm or any applicable disposition related to the acquisition, handling, possession, sale, marketing, use and/or transportation of the Product.

12.	NOTICES.

(a)
All notices provided for in this Contract and any other notice, demand or communication pursuant to this Contract must be provided in writing to all the parties hereto and may be given: (i) via personal delivery; (ii) via courier service with return receipt requested; (iii) by certified mail, first-class postage prepaid, return receipt requested; or (iv) by facsimile, provided the sender has evidence that the facsimile was received by the addressee’s facsimile machine.

(b)
Notices shall be effective: (i) if delivered personally or by facsimile on the date of delivery if delivered before 6:00 p.m. on a business day, and on the next business day if delivered after 6:00 p.m. or on a non-business day; and (ii) on the date of delivery if sent by mail or courier.

(c)
Notices and other communications shall be addressed to the respective parties at the addresses set forth below. Any address or name specified below may be modified by a notice given in accordance with the provisions of this Paragraph 12, so long as the modification of name or address must be notified at least 3 (three) days prior to becoming effective.

(i)	If intended for the Seller:

Degussa Mexico, S.A. de C.V.
Calz. México-Xochimilco 5149-BIS
14610, Mexico D.F.
Mexico
Attn: _____________
Telecopier Number: (52) ______________

with a copy to:

CyPlus Canada Inc.
3612, boul, Poirier
Saint-Laurent, Quebec
H4R 2J5
Canada
Telecopier Number: (514) 337-9057

(ii)           If intended for the Buyer:

Minera Santa Rita S de RL de CV
Lamberto Hernandez No. 73 Poniente Col. Centro CP 83600
Attn: John Brownlie, Chief Operating Officer
Telecopier Number: (52) 637 37 27094

13. ENTIRETY OF CONTRACT / WAIVER.

(a)
This Contract and its respective Exhibits constitutes the full understanding of the parties with respect to the subject matter set forth herein; and by virtue of the same the parties hereby terminate any and all other agreements, covenants or contracts, whether verbal or in writing, that the parties may have executed prior to this Contract as concerns the same subject matter.

(b)
The failure by one of the parties to demand or insist compliance with any of the terms or conditions of this Contract or to exercise any of the rights derived there from shall not be interpreted as a waiver to demand compliance with said terms and conditions or the future exercise of said rights, and the obligation of the other party concerning the same shall remain in full force and effect. In any event, the waiver of any right or remedy by either party must be in writing .

14.
GOVERNING LAW. The parties submit to the federal mercantile legislation of the United Mexican States, and any supplementary legislation thereto, as concerns the validity, interpretation and performance of this Contract .

15.
DISPUTE RESOLUTION. Any dispute, controversy or claims arising out of or relating to this Contract or the breach, termination, or invalidity thereof shall be resolved through binding arbitration (the “Arbitration”) which shall be conducted as follows:

(a)
The Arbitration shall occur in the City of Mexico or of Hermosillo, Sonora, at the election of the plaintiff, through the establishment of an Arbitration tribunal comprised of 3 (three) members appointed by the International Chamber of Commerce of Mexico City.

(b)	The Arbitration shall be subject to the International Chamber of Commerce Conciliation and Arbitration Rules.

(c)	The language of the Arbitration shall be in English, with the understanding that any documents in Spanish may be presented and admitted as evidence without having to be translated.

(d)	The arbitration award shall be final and binding on both parties and shall not be subject to appeal and shall be enforceable in any competent court in accordance with the terms of same.

Degussa Mexico, S.A. de C.V.

Addendum A

This Addendum is to the Sales Contract between Degussa Mexico, S.A. de C.V. and Minera Santa Rita S De RL De CV. , (Buyer), dated April 1, 2007 for the purchase and sale of Sodium Cyanide.

Product

Sodium Cyanide solid bricks

Quantity

100% of Buyers Estimated Requirements:

In the years 2007-2010 the demand at Santa Rita mine is estimated to be 800 - 1200 metric tons/year (100% basis)

Packaging

UN-approved wooden boxes, returnable or non-returnable containing 1000 kg net of product, in PP-big-bag with PE-liner.

Price
From April 1, 2007 until March 31st 2008 USD 1850,-/mt
From April 1, 2008 until March 31st 2009 USD 1905,-/mt
From April 1, 2009 until March 31st 2010 USD 1960,-/mt

Origin
United States and/or Europe

Delivery
DDP [Delivered Duty Paid] Title and risk of loss for product in boxes shall pass once the boxes arrive in buyer’s warehouse on mine site at Proyecto “ El Chanate” ten kilometers to the north at the 82 Kilometers of the Federal Highway No. 2 in the Municipality of Altar, Sonora.

F.O.B. Point:
DDP [Delivered Duty Paid] Minera Santa Rita S De RL De CV mine site at Proyecto “ El Chanate” ten kilometers to the north at the 82 Kilometers of the Federal Highway No. 2 in the Municipality of Altar, Sonora

Terms of Payment:
Product is sold to Buyer on a net thirty (30) day basis. Overdue amounts will be charged interest at 1.5% per month (18% per annum) beyond forty-five (45) days from date of invoice.

Degussa Mexico S.A. De C.V.

Addendum B

This Addendum is to the Sales Contract between Degussa Mexico, S.A. de C.V. and Minera Santa Rita S De RL De CV , (Buyer), dated April 1, 2007 for the purchase and sale of Sodium Cyanide.

Product Specification:

			Minimum	Maximum
Sodium Cyanide	(	%)	98.0	99.5
Sodium Hydroxide	(	%)	0.06	0.8
Sodium Formate	(	%)	0.1	0.8
Water	(	%)	0.1	0.5
Sodium Carbonate	(	%)	0.1	0.9
Color	white

Special Conditions:
Exports of Sodium Cyanide from the US and Europe to Mexico are subject to approval of and export license. The granting of a license is largely dependent on the timely and accurate information supplied by the buyer. Any delay may cause the delay of shipments.

Safety Training:
Cyplus follows strict Responsible Care Guidelines. CyPlus experts will visit the plant site to evaluate the potential improvements of safety on a yearly basis.

Taxes:
All taxes are extra if applicable.

Evergreen Clause:
This contract shall commence on April 1, 2007 and will run for an Initial Term of thirty-six (36 months ("Initial Term") to March 31, 2010. Thence this contract shall automatically renew for successive two (2) year terms unless terminated by either party (effective at the end of the Initial Term or any renewal term), upon written notice to the other party at least ninety (90) days prior to the anniversary date of the contract (January 1st for the purpose of this agreement). The Price will be negotiated at least ninety (90) days prior to March 31, 2010 for the period April 1, 2010 to March 31, 2012.